AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


         This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") dated as of June 19, 2000 by and between LASER POWER CORPORATION, a Delaware corporation (the "COMPANY"), UNION MINIERE USA INC., a Delaware corporation ("UMI"), and ACEC, INC., a Delaware corporation and a wholly owned subsidiary of UMI ("MERGERSUB"). Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

         WHEREAS, The Company, UMI and MergerSub executed that certain Agreement and Plan of Merger (the "AGREEMENT") dated as of June 1, 2000; and

         WHEREAS, the respective Boards of Directors of the Company, UMI and MergerSub each have determined that it is fair to, and in the best interests of their respective companies and stockholders to amend the Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto agree as follows:

         1. Recital B of the Agreement is hereby deleted and replaced with the following:

         "B. In furtherance of such acquisition, it is proposed that MergerSub will make a cash tender offer (the "OFFER") to purchase, subject to the terms and conditions of this Agreement, up to 100% of all the issued and outstanding shares of common stock, $.001 par value per share (the "COMMON STOCK") of the Company (the "Shares"), at a price of Four Dollars and Forty Cents ($4.40) per Share, net to the seller in cash (such price, or such higher price as may be paid in the Offer, the "OFFER PRICE")."

         2. The first sentence of Section 2.1(a) of the Agreement is hereby deleted and replaced with the following:

         "Provided that this Agreement shall not have been terminated in accordance with Article XI hereof and so long as none of the events set forth on ANNEX A hereto (the "TENDER OFFER CONDITIONS") shall have occurred and are continuing, MergerSub shall, and UMI shall cause MergerSub to, commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer at the Offer Price as promptly as reasonably practicable, but in no event later than July 3, 2000."

         3. Section 3.2(a) of the Agreement is hereby deleted and replaced with the following:

         "(a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time other than: (i) Dissenting Shares and (ii) any shares of Common Stock to be canceled pursuant to SECTION 3.2(c), shall be canceled and shall be converted automatically into the right to receive an amount equal to $4.40 in cash, without interest (the "MERGER CONSIDERATION"), payable to the holder thereof upon surrender of the certificate formerly representing such share of common stock in the manner provided in SECTION 3.3."

         4. Section 3.5(a) of the Agreement is hereby deleted and replaced with the following:

         "(a) Each Option that either (i) has an exercise price equal to or greater than $4.40 or (ii) is not vested and exercisable as of the Effective Time shall be canceled at the Effective Time."

         5. Except as specifically modified in this Amendment, nothing contained in this Amendment shall be construed as modifying, releasing, altering or affecting the Agreement.

         6. This Amendment shall be deemed to be a contract under and construed in accordance with and governed by the laws of the State of Delaware.

         7. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                           LASER POWER CORPORATION



                                           By:      /s/  Dick Sharman
                                                --------------------------------
                                                Name: Dick Sharman
                                                Title: Chief Executive Officer

                                           UNION MINIERE USA INC.



                                           By:      /s/  Richard C. Laird
                                                --------------------------------
                                                Name: Richard C. Laird
                                                Title: Executive Vice President


                                           ACEC, INC.



                                           By:      /s/  Richard C. Laird
                                                --------------------------------
                                                Name: Richard C. Laird
                                                Title: Executive Vice President